AMENDMENT
                      to the Reinsurance Agreements between
               CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa
                                   ("COMPANY")

                                       And

     SWISS RE LIFE AND HELTH AMERICA INC., a Connecticut domiciled insurer,
                                 ("REINSURER").

The Amendment to the Reinsurance Agreements between CUNA MUTUAL LIFE INSURANCE COMPANY and SWISS RE LIFE AND HEALTH AMWRICA INC. executed by the parties on June 24 ,2002,and June 28,2002, respectively, is hereby amended and restated as follows:

All existing Reinsurance Agreements (the" Agreements") between CUNA Mutual life Insurance Company ("COMPANY") and Swiss Re Life and Health America Inc. ("REINSURER"),including Agreements between COMPANY and The Lincoln National Life Insurance Company for which risk has been ceded to REINSURER, are hereby amended by the addition of the following Article of Confidentiality and Sharing of Customer Information:

ARTICLE OF CONFIDENTIALITY AND SHARING OF CUSOMER INFORMATION

The parties acknowledge and agree that it may be necessary for COMPANY to share customer information ("Customer Information") with REINSURER in order for REINSURER to meet its obligations the Agreements. With respect to the sharing, use and Protection of Customer Information, REINSURER agrees to the following:

(a) Confidentiality and Restrictions on Redisclosure of customer Information. REINSURER agrees to hold in strict confidence Customer Information obtained from COMPANY during the Agreements. REINSURER agrees not to disclose Customer Information, in any from or medium, to any affiliated or nonaffiliated person, firm or corporation except as necessary to Perform services under the Agreements or as may be required or permitted by law. The parties acknowledge and agree that disclosing Customer Information to effectuate, services or administer a Customer transaction shall not be considered a breach of the confidentiality obligations created hereunder. TO the extent that REINSURER contracts with a third party that obtains Customer Information in order to provide services under the Agreements, REINSURER agrees to obtain contractual confidentiality protections to require the third party to hold Customer Information in strict confidence and not disclose it to any person unless permitted or required by law. REINSURER agrees to comply with applicable privacy laws and regulations including and not limited to, the Gramm-Leach-Bliley Act, Public law 106-102 (1999) as set forth in 15 U.S.C.A. [SEC]6802, as amended and to comply with applicable changes in such laws and regulations as these occur and become effective.

(b) Use of Customer Information. REINSURER agrees to use Customer Information only to provide services hereunder and not to use such information for any other purpose.

(c) Obligation to Maintain Security over Customer Information. REINSURER agrees to implement and maintain reasonable and customary security measures to safeguard Customer Information. Such measures shall include, but not be limited to, requiring employees who will have access to such information to agree to the confidentiality requirements of this Article.

(d) Confidentiality Obligations Survive Termination of the Agreement. The obligations of REINSURER set forth in this Article Shall survive the termination of the Agreements.

In Witness Whereof, the undersigned parties have executed this Amendment to be effective July 1, 2001.

CUNA MUTUAL LIFE INSURANCE COMPANY        SWISS RE LIFE AND HEALTH AMERICA INC.

BY: /s/ Michael A. Hulme                  BY: /s/ Thomas L. Spurling
   ------------------------------            ---------------------------
NAME: Michael A. Hulme                    NAME: Thomas L. Spurling
     ----------------------------              -------------------------
TITLE: VP, Life & Health Products         TITLE: 2nd VP
      ---------------------------               ------------------------
DATE: 3/4/03                              DATE: 3-14-03
     ----------------------------              -------------------------